Exhibit 99.5

ROCKVILLE FINANCIAL NEW, INC.

P.O. Box 660, Rockville, CT 06066

SEND OVERNIGHT PACKAGES TO:
Rockville Financial New, Inc.
Stock Order Processing Center
10 South Wacker, Suite 3400
Chicago, IL 60606
(___) ___-____

Stock Order and Certification Form

ORDER DEADLINE: The Subscription Offering ends at 12:00 p.m., Eastren Time, on ___________,2011. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked)by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided, or by hand-delivery to the Stock Information Center at 1645 Ellington Road, South Windsor, Connecticut. **Faxes or copies of this form will not be accepted.Rockville Financial, Inc. reserves the right to accept or reject improper order forms.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS –READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares ☐ **Price Per Share x $10.00 =** **(2) Total Amount Due** $ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 5% of the shares of common stock sold in the offering. Current stockholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Rockville Financial, Inc. is greater than 5% of the shares to be issued and outstanding at the completion of the Conversion. See Stock Order Form Instructions and the Prospectus for further details.

(3a) Method of Payment - Check or Money Order $ .00
Enclosed is a personal check, bank check or money order made payable to Rockville Financial New, Inc.

(3b) Method of Payment -Deposit Account Withdrawal

Rockville Bank Deposit Account Number(s)	*Withdrawal Amount(s)*
MARK THE ACCOUNT TYPE Savings ☐ CD ☐	$ .00
MARK THE ACCOUNT TYPE Savings ☐ CD ☐	$ .00
MARK THE ACCOUNT TYPE Savings ☐ CD ☐	$ .00
Total Withdrawal	**$ .00**

(4) Purchaser Information *(check one)*

a. ☐ ***Eligible Account Holder*** - Check here if you were a depositor with an aggregate of at least $50 on deposit with Rockville Bank as of June 30, 2009. Enter information in Section 9 for all deposit accounts that you had at Rockville Bank on June 30, 2009.

b. ☐ ***Supplemental Eligible Account Holder*** - Check here if you were a depositor with an aggregate of at least $50 on deposit with Rockville Bank as of September 30, 2010 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Rockville Bank as of September 30, 2010.

c. ☐ **Local Community** – Natural persons residing in the Connecticut counties of Hartford, Tolland, and New London will receive preference in a community offering.

d. ☐ **Rockville Financial, Inc.** public stockholders as of_________, 2010.

e. ☐ **General Public** – Natural persons residing in Connecticut.

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Rockville Bank/Rockville Financial, Inc. ☐ Employee of Rockville Bank/Rockville Financial, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions provided.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. See reverse side of this form for further details.

Name(s) listed in Section 8 on other Order Forms	*Number of Shares Ordered*	*Name(s) listed in Section 8 on other Order Forms*	*Number of Shares Ordered*

(8) Stock Registration: Please PRINT legibly and fill out completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual ☐ Individual Retirement Account ☐ Corporation
☐ Joint Tenants ☐ Uniform Transfer to Minors Act ☐ Partnership
☐ Tenants in Common ☐ Uniform Gift to Minors Act ☐ Trust - Under Agreement Dated ___________

Name	SS# or Tax ID
Name	SS# or Tax ID
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Rockville Bank in the box below.SEE THE STOCK ORDER FORM INSTRUCTION GUIDE FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering. Attach a separate page if additional space is needed.

NAMES ON ACCOUNTS	*ACCOUNT NUMBER*

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received (non post-marked) by Rockville Financial New, Inc. no later than 12:00 noon, Eastern Time, on ________ __, 2011, otherwise this form and all of my subscription rights will be void. *(continued on reverse side of form)*

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec'd _____/____ Check#_______________ $_________________ Check#______________ $_________________ Batch#________ Order #_________ Category ____

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(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term "associate" of a person means:

1) Any corporation or organization, other than Rockville Financial, Inc., Rockville Financial MHC, Inc., Rockville Bank, or a majority-owned subsidiary of Rockville Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;
2) Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and
3) Any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of Rockville Financial Inc. or Rockville Bank.

Acting in Concert – The term "acting in concert" means:

1) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2) A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company ("other party") will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more information on purchase limitations and a more detailed description of "associates" and "acting inconcert."

(10) Acknowledgment, Certification and Signature (continued from, AND TO BE SIGNED, on the front side of Stock Order Form)

I agree that after receipt by Rockville Financial New, Inc., this Stock Order Form may not be modified or cancelled without Rockville Financial New, Inc.'s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty or perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of 5% of the shares of common stock sold in the offering for any individual, or 5% of the shares of common stock sold in the offering as the overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated _________ __, 2011.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal and State regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY ROCKVILLE FINANCIAL, INC. OR ROCKVILLE BANK OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of Rockville Financial New, Inc. and signing this order form, I received the Prospectus dated ________ __, 2011, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the "Risk Factors" section beginning on page__, which risks include but are not limited to the following:

1. Our success depends on our key personnel, including our executive officers, and the loss of key personnel or the transition of key personnel, including our Chief Executive and our former Chief Operating Officer, could disrupt our business.
2. We are subject to lending risk and could incur losses in our loan portfolio despite our underwriting practices.
3. Because we intend to continue to increase our commercial real estate and commercial business loan originations, our lending risk will increase, and downturns in the real estate market or local economy could adversely affect our earnings.
4. If Rockville Bank's allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
5. Future changes in interest rates may reduce our profits which could have a negative impact on the value of our stock.
6. Continued or further declines in the value of certain investment securities could require write-downs, which would reduce our earnings.
7. If dividends paid on our investment in the Federal Home Loan Bank of Boston continue to be suspended, or if our investment is classified as other-than-temporarily impaired or as permanently impaired, our earnings and/or stockholders' equity could decrease.
8. Our stock value may be negatively affected by regulations restricting takeovers.
9. Rockville Bank has opened new branches and expects to open additional new branches which may incur losses during their initial years of operation as they generate new deposit and loan portfolios.
10. Strong competition within Rockville Bank's market area may limit our growth and profitability.
11. The United States economy remains weak and unemployment levels are high. A prolonged economic downturn will adversely affect our business and financial results.
12. Passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.
13. Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
14. We operate in a highly regulated environment and our business may be adversely affected by changes in laws and regulations.
15. The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
16. Our failure to deploy the net proceeds effectively may have an adverse impact on our financial performance and the value of our common stock.
17. You may not revoke your decision to purchase New Rockville Financial common stock in the subscription or community offering after you send us your order.
18. Our return on equity will be low following the stock offering compared to our historical performance. This could negatively affect the trading price of our shares of common stock.
19. The implementation of one or more new stock benefits plans may dilute your ownership interest.
20. The expansion of our existing employee stock ownership plan and implementation of one or more new stock benefit plans will increase our compensation and benefit expenses and adversely affect our profitability.
21. Various factors may make takeover attempts more difficult to achieve.
22. There will be a decrease in stockholders' rights for existing stockholders of Existing Rockville Financial.
23. Our contribution to the charitable foundation will adversely affect net income.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

ROCKVILLE FINANCIAL NEW, INC.

Stock Order Form Instructions
Stock Information Center: (     )          -

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. No individual, singly or together with any associates, and no group of persons acting in concert may purchase more than 5.0% of the shares of common stock sold in the offering (552,500 shares at the minimum of the range and 747,500 shares at the maximum of the range). Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Rockville Financial Inc. is greater than 5.0% of the shares of common stock of Rockville Financial New, Inc. to be issued and outstanding at the completion of the Conversion. For additional information, see “The Conversion and Offering — Limitations on Common Stock Purchases” in the prospectus. The total amount of common stock to be issued in the offering has not been determined as of the date of mailing of the Order Form, but such total amount of common stock to be issued will be within the ranges set forth in the Prospectus. For additional information, see the Prospectus section entitled “The Conversion and Offering — Stock Pricing and the Number of Shares to be Issued.”

Item 3a – Payment for shares may be made by check, bank draft or money order payable to Rockville Financial New, Inc. Your funds will earn interest at Rockville Bank’s passbook savings rate until the stock offering is completed. Cash will only be accepted in person at the Stock Information Center.

Item 3b – To pay by withdrawal from a savings account or certificate of deposit at Rockville Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature boxes on the front of the Stock Order Form. To withdraw from an account with checking privileges, please write a check. Rockville Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion or termination of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the two depositor dates that apply to you, or the local community, existing stockholder or general public boxes if you were not a depositor on either of the key dates.

Item 5 – Please check one of these boxes if you are a director, officer or employee of Rockville Bank, Rockville Financial, Inc., Rockville Financial MHC, Inc., or a member of such person’s household.

Item 6 – Please check the box, if applicable.  If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated          , 2011, please see the section entitled “The Conversion and Offering — Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Rockville Financial New, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (          )          -          . Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with Rockville Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 – Sign and date the form where indicated.  Before you sign please read both sides of the Stock Order and Certification Form carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated          , 2011 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (     )          -          , Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Ownership Guide)

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ROCKVILLE FINANCIAL NEW, INC.

Stock Ownership Guide
Stock Information Center: (     )          -

Stock Ownership Guide

Individual – The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Rockville Bank. The stock cannot be held in your Rockville Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c # ].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of Connecticut and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 — print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 — FBO (for benefit of) followed by the name of the minor, followed by UTMA-CT
(or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership — Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Should you have any questions, please call our Stock Information Center at (     )          -          , Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Order Form Instructions)